
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Gehl
Company's consolidated balance sheet at March 30, 1996 and consolidated statements of income for the three month period ended March 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1000

<PERIOD-TYPE>                    3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                              JAN-1-1996
<PERIOD-END>                               MAR-30-1996
<CASH>                                            3740
<SECURITIES>                                         0
<RECEIVABLES>                                    79165
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                      22856
<CURRENT-ASSETS>                                107162
<PP&E>                                           54368
<DEPRECIATION>                                   33930
<TOTAL-ASSETS>                                  140165
<CURRENT-LIABILITIES>                            30484
<BONDS>                                          51150<F2>
<COMMON>                                           622
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                       56424
<TOTAL-LIABILITY-AND-EQUITY>                    140165
<SALES>                                          39165
<TOTAL-REVENUES>                                 39165
<CGS>                                            28149
<TOTAL-COSTS>                                    28149
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                1041
<INCOME-PRETAX>                                   2299
<INCOME-TAX>                                       403
<INCOME-CONTINUING>                               1896
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                      1896
<EPS-PRIMARY>                                      .31<F3>
<EPS-DILUTED>                                      .31<F3>

<F1>Company presents receivables on a net basis in compliance with Article 10 of Regulation S-X.
<F2>Includes all non-current portion of debt obligations
<F3>Restated to reflect the impact of Statement of Financial Accounting
Standards No. 128, "Earnings per Share". The EPS under the "EPS-Primary" tag represents Basic Earnings per Share.

